EXHIBIT 99.1

Investor Relations Contact:	Media Relations Contact:
Teri Seck	Krista Klaus
913/397-8200	913/397-8200
investor.relations@garmin.com	media.relations@garmin.com

Garmin® announces transfer of listing to the New York Stock Exchange

Schaffhausen, Switzerland / November 23, 2021/ Business Wire – Garmin Ltd. (NASDAQ: GRMN) today announced that it will transfer the listing of its shares from the Nasdaq National Market to the New York Stock Exchange (“NYSE”). Garmin expects to commence trading as a NYSE-listed company at market open on December 7, 2021 under its ticker symbol “GRMN.” Garmin will continue to trade its shares on the Nasdaq until the market close on December 6, 2021.

“Garmin is pleased to join the NYSE alongside many of the world’s most well-established and regarded companies,” said Cliff Pemble, president and CEO of Garmin. “Garmin is uniquely positioned as both a highly respected consumer brand and a strong industrial player. We believe this move complements our strong brand and will provide meaningful and long-term value for our shareholders.”

One of the fastest growing smartwatch companies in the world, Garmin offers products for active lifestyle and performance-driven customers across five primary business segments. The fitness business focuses on products for all levels of athletes and includes the Forerunner® series of running watches, Venu® smartwatches for a healthy and active lifestyle, Edge® cycling computers and Tacx® smart trainers. For adventurers, Garmin’s outdoor business offers the fēnix® and Instinct® rugged outdoor multisport watches, InReach® satellite communicators and Approach® golf watches and range finders. Garmin’s marine business provides complete electronics solutions to enhance life on the water including award-winning Panoptix LiveScope™ sonar, chartplotters and radars, and its automotive business is continually innovating products for life on and off the road with dēzl™ truck and Tread™ powersport navigators, dash cams and OEM solutions. In addition to a full line of aviation electronics, Garmin offers Autoland – a revolutionary aviation system that can help a plane land itself in an emergency.

“We are excited to welcome Garmin as it transfers its listing to the NYSE,” said Stacey Cunningham, president of NYSE Group. “We look forward to working with Garmin as it helps millions of active lifestyle customers pursue their passions.”

In celebration of the transfer, representatives from Garmin will ring the NYSE Opening Bell at 9:30 a.m. ET on December 7, 2021. An interactive product demonstration at the NYSE will be announced in 2022.

Garmin has helped revolutionize the aviation, automotive, fitness, marine and outdoor industries for more than 30 years. Engineered on the inside for life on the outside, Garmin products are routinely recognized for their innovation, utility and overall excellence in the markets they serve. In 2021, Garmin Autoland, the world’s first certified autonomous aviation emergency landing technology, was awarded the Collier Trophy by the National Aeronautic Association (NAA) for the greatest achievement in aeronautics or astronautics in America. And for the seventh consecutive year, Garmin was recently named the Manufacturer of the Year by the National Marine Electronics Association (NMEA). The company and its subsidiaries employ more than 18,000 associates in 34 countries around the world.

For more information, visit Garmin's virtual pressroom at garmin.com/newsroom, email media.relations@garmin.com, or connect with us at facebook.com/garmin, twitter.com/garminnews, instagram.com/garmin, youtube.com/garmin or linkedin.com/company/garmin.

About Garmin Ltd.

Garmin Ltd. is incorporated in Switzerland, and its principal subsidiaries are located in the United States, Taiwan and the United Kingdom. Garmin, Approach, Edge, fēnix, Forerunner, InReach, Instinct, Venu and Tacx are registered trademarks, and dēzl, Panoptix LiveScope and Tread are trademarks of Garmin Ltd. or its subsidiaries.

Notice on Forward-Looking Statements:

This release includes forward-looking statements regarding Garmin Ltd. and its business. Such statements are based on management’s current expectations. The forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially as a result of risk factors and uncertainties affecting Garmin, including, but not limited to, the risk factors that are described in both the Annual Report on Form 10-K for the year ended December 26, 2020 and the Quarterly Report on Form 10-Q for the quarter ended September 25, 2021 filed by Garmin with the Securities and Exchange Commission (Commission file number 0-31983). A copy of Garmin’s 2020 Form 10-K and the Q3 2021 Form 10-Q can be downloaded from https://www.garmin.com/en-US/investors/sec/. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made, and Garmin undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.